EXHIBIT 23.2

CONSENT OF CLIFTONLARSONALLEN LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, for the registration of 250,000 common shares of United Bancshares, Inc. pertaining to the United Bancshares, Inc. 2016 Stock Option Plan, of our report dated March 6, 2020 with respect to the consolidated financial statements and schedules of United Bancshares, Inc., included in its Annual Report for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ CliftonLarsonAllen LLP

Toledo, Ohio

December 9, 2020

Exhibit 23.2